Exhibit 99.1

Occam Networks Announces Second-Quarter 2010 Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 29, 2010--Occam Networks®, Inc. (Nasdaq:OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the second quarter ended June 30, 2010.

Revenue for the second quarter of 2010 was $23.8 million, compared with $22.3 million for the first quarter of 2010 and with $21.0 million for the second quarter of 2009.

Gross margin for the second quarter of 2010 was $9.8 million, or 41% of revenue, compared with $9.8 million, or 44% of revenue for the first quarter of 2010. Gross margin for the second quarter of 2009 was $8.0 million, or 38% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net loss attributable to common stockholders for the second quarter of 2010 was $320,000 or a net loss of $0.02 per basic share, compared with a net loss for the first quarter 2010 of $610,000, or a net loss of $0.03 per basic share. For the second quarter of 2009, Occam reported a net loss of $2.4 million, or a net loss of $0.12 per basic share.

Non-GAAP net income available to common stockholders for the second quarter of 2010 was $387,000, or $0.02 per basic share, excluding stock-based compensation expense of $707,000. This compared with non-GAAP net income for the prior quarter of $173,000, or $0.01 per basic share, excluding stock-based compensation expense of $783,000. The company reported a non-GAAP net loss attributable to common stockholders for the second quarter of 2009 of $1.3 million, or a net loss of $0.06 per basic share, which excluded stock-based compensation expense of $891,000 and a restructuring charge of $213,000. A reconciliation of Occam’s GAAP measures to its non-GAAP measures is provided in the financial statements portion of this news release.

“This quarter marked the start of first revenue shipments on stimulus-related customer orders,” said Bob Howard-Anderson, president and CEO of Occam. ”Service providers who have secured government funding are now moving ahead with their plans, and we look forward to the continued adoption of Occam solutions into their network plans.”

Recent highlights included:

  BLC 6000 deployments with key customers such as Big Bend Telephone, Central Scott Telephone, Rural Telephone/Nex-Tech, and Hardee County, Florida, and Slic Network Solutions to extend broadband services to subscribers in underserved areas.
  Occam and NYnet winning a joint award for Business Service Innovation by the Global Telecoms Business Innovation Awards for deploying a pioneering next-generation network at Scarborough Business Park, England – the first in the UK to offer bandwidth over 100 Mbps to its customers.
  Occam’s new BLC 6316 48-port Ethernet OLT and BLC 6216 48-port VDSL2 blades being accepted by the Rural Utilities Service List of Materials.

Business Outlook

For the third quarter of 2010, the company currently expects a high single digit to low double digit percent increase in revenue over the second quarter of 2010.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its second-quarter results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (480) 629-9819 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “2Q 2010 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (303) 590-3030, code number 4328651.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation expense associated with the issuance of stock options, restricted stock units and restricted stock as detailed in the reconciliation below. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and its prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash or one-time expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A detailed reconciliation of GAAP net loss to non-GAAP net income (loss) is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to benefit from anticipated growth in broadband product offerings by service providers. The news release also includes forward-looking statements concerning the company’s revenue outlook for the third quarter of fiscal 2010. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iii) the company has limited experience operating in international markets; (iv) the company cannot predict the impact, if any, of government stimulus programs targeting the telecommunications industry on our future revenues or operating results. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Quarterly Report on Form 10-Q filed on April 30, 2010, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks, Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over three million BLC 6000 ports are currently deployed at over 350 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$41,923	$39,268
Restricted cash	1,804	5,721
Accounts receivable, net	14,308	14,874
Inventories	10,214	12,927
Prepaid and other current assets	992	1,426
Total current assets	69,241	74,216

Property and equipment, net	8,736	8,699
Intangibles, net	109	156
Other assets	73	91
Total assets	$78,159	$83,162

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,360	$8,274
Accrued expenses	6,275	6,999
Deferred revenue	6,411	13,035
Deferred rent	361	361
Capital lease obligations	25	26
Total current liabilities	22,432	28,695

Deferred rent, net of current portion	1,425	1,597
Capital lease obligation, net of current portion	9	20
Total liabilities	23,866	30,312

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 21,058,093 and 20,669,089 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively.	289	289
Additional paid-in capital	190,386	188,013
Accumulated deficit	(136,382)	(135,452)
Total stockholders’ equity	54,293	52,850
Total liabilities and stockholders’ equity	$78,159	$83,162

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenue	$23,776	$22,344	$21,028	$46,120	$40,447
Cost of revenue (1)	14,007	12,511	13,000	26,518	24,245
Gross margin	9,769	9,833	8,028	19,602	16,202

Operating expenses (1):
Research and product-development	3,835	3,765	4,035	7,600	8,424
Sales and marketing	4,514	4,604	4,364	9,118	8,945
General and administrative	1,738	2,066	2,053	3,804	4,419
Restructuring charges	-	-	213	-	213
Total operating expenses	10,087	10,435	10,665	20,522	22,001

Loss from operations	(318)	(602)	(2,637)	(920)	(5,799)
Other income (expense), net	-	-	104	-	104
Interest income (expense), net	2	4	91	6	236

Loss before provision for (benefit from) income taxes	(316)	(598)	(2,442)	(914)	(5,459)
Provision for (benefit from) income taxes	4	12	(27)	16	(14)

Net loss	$(320)	$(610)	$(2,415)	$(930)	$(5,445)

Net loss per share attributable to common stockholders:
Basic	$(0.02)	$(0.03)	$(0.12)	$(0.04)	$(0.27)
Diluted	$(0.02)	$(0.03)	$(0.12)	$(0.04)	$(0.27)

Weighted average shares attributable to common stockholders:
Basic	20,853	20,650	20,219	20,751	20,184
Diluted	20,853	20,650	20,219	20,751	20,184

(1) Total stock-based compensation included in:

Cost of revenue	$84	$87	$104	$171	$193
Research and product-development	199	249	258	448	481
Sales and marketing	186	218	247	404	444
General and administrative	238	229	282	467	516
Total stock-based compensation	$707	$783	$891	$1,490	$1,634

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009

GAAP net loss	$(320)	$(610)	$(2,415)	$(930)	$(5,445)
Stock-based compensation expense	707	783	891	1,490	1,634
Restructuring charges	-	-	213	-	213
Non-GAAP net income (loss)	$387	$173	$(1,311)	$560	$(3,598)

GAAP basic net loss per share	$(0.02)	$(0.03)	$(0.12)	$(0.04)	$(0.27)
Stock-based compensation expense	0.04	0.04	0.05	0.07	0.08
Restructuring charges	-	-	0.01	-	0.01
Non-GAAP basic net income (loss) per share	$0.02	$0.01	$(0.06)	$0.03	$(0.18)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957
ir@occamnetworks.com
or
Engage PR
Neila Matheny, 1-510-748-8200 ext. 215
nmatheny@engagepr.com